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                                   Exhibit 21.  List of Significant Subsidiaries

  The following subsidiaries were 100 percent owned and were consolidated by the Corporation at December 31, 1996:

                                                     State or other jurisdiction
Name of subsidiary                                      in which incorporated
------------------                                   ---------------------------

Carnegie Natural Gas Company                         Pennsylvania
Carnegie Interstate Pipeline Company                 Delaware
Carnegie Production Company                          Pennsylvania
Delhi Gas Pipeline Corporation                       Delaware
Emro Marketing Company                               Delaware
Marathon Guaranty Corporation                        Delaware
Marathon International Oil Company                   Delaware
Marathon International Petroleum Ireland Limited     Cayman Islands
Marathon Oil Company                                 Ohio
Marathon Oil U.K., Ltd.                              Delaware
Marathon Petroleum Ashrafi, Ltd.                     Delaware
Marathon Petroleum Company (Norway)                  Delaware
Marathon Petroleum Egypt, Ltd.                       Delaware
Marathon Petroleum Investment, Ltd.                  Delaware
Marathon Petroleum Syria, Ltd.                       Delaware
Marathon Pipe Line Company                           Delaware
Marathon Sakhalin Limited                            Cayman Islands
United States Steel International, Inc.              New Jersey
U. S. Steel Mining Company, LLC                      Delaware
USX Capital LLC                                      Turks & Caicos Islands
USX Engineers and Consultants, Inc.                  Delaware
USX Portfolio Delaware, Inc.                         Delaware

  The following companies or joint ventures were not consolidated at December 31, 1996:


                 Company                      Country     % Ownership             Activity
-----------------------------------------  -------------  ------------  -----------------------------

CLAM Petroleum Company                     Netherlands         50%          Oil & Gas Production
Double Eagle Steel Coating Company         United States       50%          Steel Processing
Kenai LNG Corporation                      United States       30%          Natural Gas Liquification
Laredo-Nueces Pipeline Company             United States       50%          Natural Gas Transmission
LOCAP, Inc.                                United States       37%          Pipeline & Storage Facilities
LOOP LLC                                   United States       32%          Offshore Oil Port
Poseidon Oil Pipeline Company L.L.C.       United States       28%          Crude Oil Transportation
PRO-TEC Coating Company                    United States       50%          Steel Processing
RMI Titanium Company                       United States       27%          Titanium Metal Products
Sakhalin Energy Investment Company Ltd.    Russia              30%          Oil & Gas Exploration
Transtar, Inc.                             United States       46%          Transportation
USS/Kobe Steel Company                     United States       50%          Steel Products
USS-POSCO Industries                       United States       50%          Steel Processing
Worthington Specialty Processing           United States       50%          Steel Processing


  The names of other subsidiaries, both consolidated and unconsolidated, have been omitted as these unnamed subsidiaries, considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary.